INCREMENTAL ASSUMPTION AGREEMENT
INCREMENTAL ASSUMPTION AGREEMENT, dated as of June 15, 2016 (this “Agreement”), by and among Computer Sciences Corporation, a Nevada corporation (the “Company”) and the incremental lenders party hereto (in such capacity, collectively, the “Incremental Lenders” and individually, an “Incremental Lender”) and accepted by Citibank, N.A., as administrative agent (the “Agent”) for the Lenders party to the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Company, each lender from time to time party thereto (the “Lenders”), and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended by Amendment No. 1 to the Credit Agreement dated as of April 21, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings assigned thereto in the Credit Agreement); and
WHEREAS, the Company has, by notice to the Agent delivered pursuant to Section 2.20 of the Credit Agreement, requested Incremental Commitments in an aggregate principal amount of $380,000,000.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Incremental Lenders and the Incremental Commitments. Pursuant to Section 2.20 of the Credit Agreement and subject to the satisfaction or waiver of the conditions to effectiveness of this Agreement set forth in Section 4 of this Agreement:
(a)    Each Incremental Lender severally agrees to provide Incremental Commitments in the principal amount for such Incremental Lender set forth on Schedule 1 hereto. The aggregate principal amount of the Incremental Commitments being provided by all of the Incremental Lenders pursuant to this Agreement is $380,000,000.
(b)    The Incremental Commitments shall have terms identical to the terms of the Tranche A Commitments outstanding under the Credit Agreement immediately prior to the Effective Date (including, without limitation, with respect to the maturity date, pricing, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. On and after the Effective Date, each reference to (i) a “Tranche A Commitment” or “Tranche A Commitments” or (ii) a “Tranche A Advance” or “Tranche A Advances” in the Credit Agreement or herein shall be deemed to include the Incremental Commitments and any Incremental Advances made in respect of the Incremental Commitments, as applicable, established pursuant to this Agreement and all other related terms will have correlative meanings.
(c)    Each of the parties hereto hereby agrees that the Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Advances, when originally made, are included in each Borrowing of outstanding Advances under the Tranche A Facility on a pro rata basis.

SECTION 2.    Amendment to the Credit Agreement.
(a)    Schedule I of the Credit Agreement is hereby replaced in its entirety with Schedule I hereto.
SECTION 3.    Representations and Warranties. By its execution of this Agreement, the Company hereby represents and warrants to the Incremental Lenders that:
(a)    the representations and warranties set forth in Article IV of the Credit Agreement are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of the Effective Date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of such earlier date; and
(b)    no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the Incremental Commitments.
SECTION 4.    Conditions of Effectiveness of the Agreement. This Agreement shall become effective on the date (the “Effective Date”) when (unless otherwise agreed among the Incremental Lenders and the Company, and consented to by the Agent (such consent not to be unreasonably withheld or delayed)) the Agent shall have received:
(a)    an executed counterpart of this Agreement from the Company and each Incremental Lender;
(b)    copies of the resolutions of the Board of Directors of the Company, approving this Agreement, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company;
(c)    a favorable opinion of William L. Deckelman, Jr., Esq., General Counsel of the Company, dated the Effective Date;
(d)    a certificate of an authorized officer of the Company, dated the Effective Date, stating that the representations and warranties of the Company contained in Section 3 of this Agreement are correct; and
(e)    a notice from the Company requesting the Incremental Commitments and satisfying the requirements set forth in Section 2.20(a) of the Credit Agreement.
SECTION 5.    Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)    On and after the Effective Date, each reference in the Credit Agreement to (i) “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement, (ii) each Incremental Lender (x) shall become a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (y) shall have a “Tranche A Commitment” under the Credit Agreement.

(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)    On and after the Effective Date, this Agreement is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 6.    Costs and Expenses. The Company agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 7.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

COMPUTER SCIENCES CORPORATION, as the Company
By:	/s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President and Finance and Corporate Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an Incremental Lender
By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

ROYAL BANK OF CANADA, as an Incremental Lender
By:	/s/ Mark Gronich
Name: Mark Gronich
Title: Authorized Signatory

BANK OF AMERICA, N.A., as an Incremental Lender
By:	/s/ Arti Dighe
Name: Arti Dighe
Title: Vice President

GOLDMAN SACHS BANK USA, as an Incremental Lender
By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Accepted By:

CITIBANK, N.A., as Agent
By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

SCHEDULE 1

INCREMENTAL COMMITMENTS AND PRO RATA SHARES

Name of Incremental Lender	Incremental Commitment	Pro Rata Share
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000	26.32%
Royal Bank of Canada	$150,000,000	39.47%
Bank of America, N.A.	$100,000,000	26.32%
Goldman Sachs Bank USA	$30,000,000	7.89%
Total	$380,000,000	100%

Schedule I

LENDERS’ COMMITMENTS

Lender	Tranche A Commitment	Tranche B Commitment	Swing Line Commitment
Citibank, N.A.	US$145,000,000.00	US$55,000,000.00	US$200,000,000.00
Bank of America, N.A.	US$245,000,000.00	US$55,000,000.00	US$200,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US$245,000,000.00	US$55,000,000.00	US$200,000,000.00
JPMorgan Chase Bank, N.A.	US$53,000,000.00	US$27,000,000.00	US$200,000,000.00
Mizuho Bank, Ltd.	US$153,333,333.34	US$46,666,666.66
Barclays Bank PLC	US$115,000,000.00	US$35,000,000.00
Royal Bank of Canada	US$300,000,000.00
Sumitomo Mitsui Banking Corporation	US$150,000,000.00
The Bank of Nova Scotia	US$115,000,000.00	US$35,000,000.00
The Royal Bank of Scotland plc	US$53,666,666.66	US$16,333,333.34
Wells Fargo Bank, National Association	US$45,000,000.00	US$35,000,000.00
Commerzbank AG, New York Branch	US$75,000,000.00	US$20,000,000.00
Danske Bank A/S	US$95,000,000.00
Goldman Sachs Bank USA	US$125,000,000.00
Lloyds TSB Bank plc	US$75,000,000.00	US$20,000,000.00
DBS Bank Ltd.		US$70,000,000.00
Intesa SanPaolo S.p.A.	US$70,000,000.00
Capital One	US$70,000,000.00
PNC Bank, National Association	US$55,000,000.00	US$15,000,000.00

Standard Chartered Bank	US$55,000,000.00	US$15,000,000.00
The Bank of New York Mellon	US$70,000,000.00
U.S. Bank, National Association	US$70,000,000.00
Total Commitments:	US$2,380,000,000.00	US$500,000,000.00	US$800,000,000.00